UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2021

Signify Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40028	85-3481223
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue
Norwalk, CT (Address of Principal Executive Offices)		06854 (Zip Code)

Registrant’s telephone number, including area code: (203) 541-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per Share	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2021, Cure TopCo, LLC (the “Company”), a subsidiary of Signify Health, Inc., entered into (i) an amendment (the “2019 EAR Amendment”) to the equity appreciation fee right agreement between the Company and Collaborative Care Holdings, LLC (“CCH”), dated December 20, 2019 (the “Original 2019 EAR Agreement”), and (ii) an amendment (the “2020 EAR Amendment, and collectively with the 2019 EAR Amendment, the “EAR Amendments”) to the equity appreciation fee right agreement between the Company and CCH, dated September 28, 2020 (the “Original 2020 EAR Agreement”). The Company previously issued certain equity appreciation rights (“EARs”) to CCH pursuant to the Original 2019 EAR Agreement and the Original 2020 EAR Agreement.

The EAR Amendments provide, among other things, that CCH may exercise any unexercised, vested and non-forfeited portion of each EAR upon the sale of the Company’s Class A common stock by New Mountain Capital, the Company’s sponsor, subject to certain terms and conditions. These terms and conditions include, among others, that CCH has met its revenue targets under each EAR for 2022 and that New Mountain Capital has sold Class A common stock of the Company above a certain threshold as set forth in each amendment. The Company has the option to settle any portion of the EARs so exercised in cash or in Class A common stock, provided that the aggregate amount of any cash payments do not exceed $25,000,000 in any calendar quarter (with any amounts exceeding $25,000,000 to be paid in the following quarter or quarters).

The Company and CCH also agreed to extend their commercial arrangements through the middle of 2026 and established targets for the minimum number of in-home evaluations to be performed on behalf of CCH each year (the “Volume Targets”). In connection with this extension, the Company and CCH also entered into a letter agreement (the “Letter Agreement”) that provides that, in the event of a change in control of the Company or certain other corporate transactions, and subject to CCH achieving the Volume Targets, if the aggregate amount paid under the EARs prior to and in connection with such event (the “Aggregate EAR Value”) is less than $118,500,000, then CCH will be paid the difference between $118,500,000 and the Aggregate EAR Value.

The description above is a summary and is qualified in its entirety by the 2019 EAR Amendment, the 2020 EAR Amendment and the Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNIFY HEALTH, INC.

Date: January 6, 2022	By:	/s/ Steve Senneff
Name: Steve Senneff
Title: Chief Financial Officer & President